CCG Reports Q2 2012 FFO of $0.18 Per Diluted Share and Y-o-Y Increase in NOI and Occupancy

– Same Store Net Operating Income Up 2.4% –
– Same Store Average Occupancy Up 260 Basis Points –
– Pre-Leasing For 2012/2013 Academic Year in Wholly-Owned Operating Portfolio Up 190 Basis Points To 84.8% –

Charlotte, NC – July 31, 2012 – Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality, resident life focused student housing, today announced results for the three and six months ended June 30, 2012.

Highlights

•	Funds from Operations (“FFO”) of $0.18 per diluted share for the quarter

o	FFO increased by 9.0% to $5.6 million

•	37.1% increase in year-over-year quarterly student housing rental and services revenue

•	Wholly-owned same store results:

o	2.4% growth in Net Operating Income (“NOI”) for the quarter and 5.4% year-to-date

o	260 basis point increase in average quarterly occupancy to 91.4%

•	Wholly-owned operating portfolio was 84.8% pre-leased for 2012/2013 academic year as of July 29, 2012, compared to 82.9% at July 29, 2011

•	Six new developments on schedule and on budget for delivery in third quarter 2012 with average preleasing of 83.0% at July 29, 2012

o	Commenced 160 bed expansion at Nacogdoches, TX, also for delivery in third quarter 2012, on land already owned

•	Commenced construction of three projects for 2013/2014 academic year delivery:

o	Fort Collins, CO – Wholly-owned, on campus at Colorado State University

o	Muncie, IN – Wholly-owned at Ball State University

o	Norman, OK – Joint venture at University of Oklahoma

•	Subsequent to quarter-end, purchased remaining interest in two well-leased joint venture assets with proceeds from the July 2012 common stock offering, resulting in a pro forma reduction in debt to total market capitalization of approximately 700 basis points

o	Repaid approximately $27.3 million of debt secured by these properties and used excess proceeds to reduce borrowings outstanding under the revolving credit facility and for general corporate purposes

Financial Results for the Three and Six Months Ended June 30, 2012

For the three and six months ended June 30, 2012, FFO and Funds from Operations Adjusted (“FFOA”) are shown in the table below.

FFO/FFOA

	Three Months Ended June 30,
($mm, except per share)	2012	Per share - diluted	2011	Per share - diluted
FFO	$5.6	$0.18	$5.1	$0.17
Elimination of Change in Fair Value of Int. Rate Derivatives	-	-	(0.1)	$0.01
FFOA	$5.6	$0.18	$5.0	$0.16

	Six Months Ended June 30,
($mm, except per share)	2012	Per share - diluted	2011	Per share - diluted
FFO	$10.2	$0.33	$10.3	$0.33
Write-Off of Unamortized Deferred Financing Fees	1.0	0.03	-	-
Elimination of Change in Fair Value of Int. Rate Derivatives	-	-	(0.3)	(0.01)
FFOA	$11.2	$0.36	$10.0	$0.32

A reconciliation of net loss to FFO and FFOA can be found at the end of this release.

For the quarter ended June 30, 2012, the Company reported total revenues of $35.4 million and net loss attributable to common stockholders of $(0.7) million, compared to $24.9 million and $(0.6) million, respectively, in the same period in 2011.

“Our results continue to reflect the impact of our people-focused investments and initiatives. Our sales team is focused on closing out the 2012/2013 academic year pre-leasing, while our operations team continues to drive operational excellence. Our development and construction teams are preparing to deliver our 2012/2013 academic year projects. Additionally, these teams have started three projects for the next academic year, which is in-line with our plan to both stagger our starts and begin earlier,” commented Ted W. Rollins, Co-Chairman and Chief Executive Officer of Campus Crest. “With our continued focus on driving operations and growing our footprint by delivering quality assets at attractive values, we are excited about the next twelve months. We have maintained a conservative capital structure, which we believe is important given the macroeconomic backdrop.”

Operating Results

For the three and six months ended June 30, 2012, results for wholly-owned same store properties were as follows:

Same Store Results

	Three Months Ended June 30,			Six Months Ended June 30,
($mm)	2012	2011	% Change	2012	2011	%Change

Occupancy	91.4%	88.8%	2.6%	91.3%	89.0%	2.3%
Total Revenues	$14.3	$13.6	5.1%	$28.5	$27.1	4.9%
NOI	$7.4	$7.2	2.4%	$15.2	$14.4	5.4%
NOI Margin	51.9%	53.3%	-1.4%	53.2%	53.0%	0.2%

The improvement in same-store NOI was driven by higher occupancy, increased rental rates and service revenue, partially offset by higher operating expenses resulting from upgraded internet bandwidth, franchise taxes and timing of marketing and incentive compensation expenses. NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net loss to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package.

Portfolio & Leasing Update

As of June 30, 2012, the Company owned interests in 33 operating properties and 17,064 beds. The portfolio overview and 2011/2012 occupancy status is outlined in the table below. In addition, the table includes 2012/2013 academic year pre-leasing status for the 33 operating properties, 6 developments and Nacogdoches expansion as of July 29, 2012 and 2011.

				Pre-leasing		Occupancy
Property	Number of Properties	Units	Beds	07/29/12	07/29/11	06/30/12	06/30/11

Wholly-Owned - Operating	27	5,156	13,884	84.8%	82.9%	90.9%	90.2%

Joint Venture - Operating[1]	6	1,168	3,180	74.7%	82.2%	87.7%	87.9%

Sub Total All Operating Properties	33	6,324	17,064	82.9%	82.7%	90.3%	89.8%

Wholly-Owned - 2012 Deliveries[2]	3	684	1,964	92.1%	n/a	n/a	n/a

Joint Venture - 2012 Deliveries	3	662	1,856	70.9%	n/a	n/a	n/a

Sub Total 2012 Deliveries	6	1,346	3,820	81.8%	n/a	n/a	n/a

Total Portfolio	39	7,670	20,884	82.7%	82.7%	90.3%	89.8%

1 On July 6, 2012, subsequent to quarter-end, the Company acquired its joint venture partner's interest in The Grove at Moscow and The Grove at Valdosta. The data above reflects ownership as of June 30, 2012.

2 Includes 160 beds being built at the expansion of The Grove at Nacogdoches property.

All 39 properties were built, or are being built or renovated, by the Company or its predecessor and are, on average, within 0.7 miles from campus with an average age of 2.9 years as of June 30, 2012.

Development and Acquisition Activity

Wholly-Owned and Joint Venture Development

The Company continued work on its 2012/2013 academic year projects for delivery in the third quarter. The total construction program is approximately $162.9 million, consisting of three wholly-owned and three joint-venture communities, as well as an expansion at the existing Nacogdoches, TX property. Details of these developments are as follows:

2012/2013 Academic Year Developments

Project	University Served	Total Enrollment[1]	Miles to Campus	Units	New & Ph. II Beds	Total Beds[2]	Est. Cost ($mm)
Wholly-Owned
The Grove at Auburn	Auburn University	25,469	0.1	216	600	600	$26.3

The Grove at Flagstaff	Northern Arizona Univ.	17,761	0.3	216	584	584	33.1

The Grove at Nacogdoches - Phase II	Stephen F. Austin State Univ.	12,903	0.4	64	160	682	6.2

The Grove at Orono	University of Maine	11,168	0.5	188	620	620	25.3

Average/Sub Total[3]		16,825	0.3	684	1,964	2,486	$90.9

Joint Venture[4]
The Grove at Fayetteville	University of Arkansas	23,199	0.5	232	632	632	$26.5

The Grove at Laramie	University of Wyoming	10,568	0.3	224	612	612	24.8

The Grove at Stillwater[5]	Oklahoma State Univ.	22,411	0.8	206	612	612	20.7

Average/Sub Total[3]		18,726	0.5	662	1,856	1,856	$72.0

Average/ Total[3]		17,640	0.4	1,346	3,820	4,342	$162.9

1 All data is from school websites as of fall 2011.

2 Represents exisitng beds at a property plus New & Phase II beds.

3 Total Enrollment and Miles to Campus are averages, while others are totals.

4 The Company owns a 10% interest in the joint venture communities, with Harrison Street Real Estate owning the balance. Total gross fees to the Company for the joint venture projects are approximately $6.7 million, of which $6.0 million have been earned through June 30, 2012.

5 Acquisition of existing community with 138 units and 384 beds. New development adds 68 units and 228 beds.

During the quarter, the Company also commenced construction of a wholly-owned, on campus project at Colorado State University and a joint venture project at the University of Oklahoma. Subsequent to quarter-end, the Company commenced construction of another wholly-owned student housing project at Ball State University. The three projects are for delivery for the 2013/2014 academic year and have total estimated project costs of $82.5 million. The Company will own 20.0% of the Norman project that is being developed in a joint venture with Harrison Street Real Estate (“HSRE”). Details of these developments are as follows:

2013/2014 Academic Year Developments

Project	University Served	Total Enrollment[1]	Miles to Campus	Units	New & Ph. II Beds	Total Beds[2]	Est. Cost ($mm)
Wholly-Owned
The Grove at Ft. Collins[3]	Colorado State University	26,735	On Campus	218	612	612	$31.8

The Grove at Muncie	Ball State University	18,241	0.1	216	584	584	24.3

Average/Sub Total[4]		22,488	0.0	434	1,196	1,196	$56.1

Joint Venture[5]
The Grove at Norman	University of Oklahoma	23,850	0.6	224	600	600	$26.4

Average/Sub Total[4]		23,850	0.6	224	600	600	$26.4

Average/ Total[4]		22,942	0.2	658	1,796	1,796	$82.5

[1] All data is as of fall 2011; from school websites
[2] Represents exisitng beds at a property plus New & Phase II beds.
[3] Previously disclosed by the Company on Q1 2012 earnings call
[4] Total Enrollment and Miles to Campus are averages, while others are totals.
[5] The Company owns a 20% interest in the joint venture community, with Harrison Street Real Estate owning the balance. Total gross fees to the Company for the joint venture project is approximately $2.7 million, of which $0.5 million has been earned through June 30, 2012.

Select highlights for the 2013/2014 academic year projects include:

•	The Grove at Ft. Collins: Located on land owned by Colorado State University, the property is the first fully-amenitized housing option on campus and marks the Company’s most recent on campus venture.
•	The Grove at Muncie: Situated 0.1 miles from campus on a very well-located site providing convenient, pedestrian friendly access to Ball State University. The project will be the first student housing option in the market that provides lifestyle-focused management and resort-style amenities.
•	The Grove at Norman: Provides high visibility and easy access to the University of Oklahoma campus, in a market with favorable supply and demand characteristics.

Acquisitions

On July 6, 2012, the Company closed on the purchase of the remaining 50.1% interest in The Grove at Moscow, and the remaining 80.0% interest in The Grove at Valdosta, owned by its joint venture partner, HSRE. The Company utilized approximately $43.5 million of proceeds from its recent common equity offering to fund the $16.2 million purchase price and retire $27.3 million of mortgage indebtedness secured by the properties.

The Grove at Moscow and The Grove at Valdosta were 98.2% and 98.8% occupied, respectively, as of June 30, 2012, and bring the Company’s wholly-owned operating portfolio to 29 properties and 14,972 beds.

Balance Sheet and Capital Markets

The Company actively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure. Details of the capital structure and the outstanding debt follow:

Capital Structure and Debt Summary

($000s)

Closing common stock price at June 29, 2012		$10.39

Common stock		30,600
Operating partnership units		336
Restricted stock		585
Total shares and units outstanding		31,521

Total equity market value		$327,503
Total preferred equity outstanding		57,500
Total consolidated debt outstanding		281,851
Total market capitalization		$666,854

Debt to total market capitalization		42.3%
Debt to gross assets[1]		40.8%

Pro forma debt to total market capitalization[2]		35.4%
Pro forma debt to gross assets[1,2]		33.9%

		Weighted	Average
	Principal	Average	Years to
Wholly-Owned Debt[3]	Outstanding	Interest Rate	Maturity

Fixed rate mortgage loans	$149,122	5.07%	6.5
Variable rate mortgage and construction loans	49,754	2.95%	1.2
Variable rate credit facility	80,500	2.24%	2.1
Other debt, fixed rate	2,475	5.00%	19.3
Total/Weighted Average	$281,851	3.88%	4.4

1 Gross assets is defined as total assets plus accumulated depreciation, as reported in the Company's June 30, 2012 condensed consolidated balance sheet.

2 Pro forma factors in the July 2012 equity offering, purchase of The Grove at Moscow and The Grove at Valdosta, paydown of the debt on these assets, and a reduction in the revolving line of credit balance.

3 Excludes joint venture debt of $48.3 million, of which the Company is 49.9% owner, $30.1 million, of which the Company is 20.0% owner, and $27.8 million, of which the Company is a 10.0% owner. The Company is the guarantor of these loans.

On July 2, 2012, the Company closed an underwritten public offering of 7,475,000 shares of its common stock, including 975,000 shares issued and sold pursuant to the full exercise of the underwriters' option to purchase additional shares. The shares were issued at a public offering price of $10.10 per share, for net proceeds of approximately $72.2 million, after deducting the underwriting discount and other net estimated offering costs. The Company used a majority of the net proceeds from this offering for the joint venture acquisition discussed above, and used the remaining proceeds to reduce borrowings outstanding under the Company's revolving credit facility and for general corporate purposes.

The impact of the common equity offering and joint venture acquisition is not included in the results of the second quarter 2012. The Company is currently evaluating financing options – including contributing assets to the unencumbered pool of the revolving line of credit and long-term, fixed rate debt – for the two newly unencumbered properties, The Grove at Moscow and The Grove at Valdosta.

Dividend

On June 13, 2012, the Company declared a second quarter dividend of $0.16 per common share and operating partnership unit, equating to $0.64 per common share and operating partnership unit on an annualized basis. The dividend was paid on July 11, 2012 to shareholders of record as of June 27, 2012.

The Company also declared a second quarter dividend of $0.50 per share of Series A Preferred Stock. The dividend was paid on July 16, 2012, to shareholders of record as of June 27, 2012.

2012 Outlook

As a result of the increased share count from the Company’s July 2012 common equity offering and subsequent acquisition of The Grove at Moscow and The Grove at Valdosta, management is adjusting its FFO guidance range per fully diluted share from $0.75 to $0.81 for the full year 2012 to $0.71 to $0.77.

The Company’s guidance excludes a non-cash charge of approximately $960,000 related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

Conference Call Details

The Company will host a conference call on Wednesday, August 1, 2012, at 9:00 a.m. (Eastern Time) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the replay is 397149. The replay will be available until August 8, 2012.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. The on-line replay will be available for a limited time beginning immediately following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. (NYSE: CCG) is a leading developer, builder, owner and manager of high-quality, residence life focused student housing properties located close to campuses in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. Campus Crest Communities owns interests in 33 operating student housing properties containing approximately 6,324 apartment units and 17,064 beds and boasts the youngest standardized portfolio in the industry. Since its inception, the Company has focused on customer service, privacy, on-site amenities and its proprietary residence life programs to provide college students across the United States with a higher quality of living. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements about outlook for FFO, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	June 30,	December 31,
	2012	2011

Assets
Investment in real estate, net:
Student housing properties	$515,362	$512,227
Accumulated depreciation	(86,485)	(76,164)
Development in process	98,478	45,278
Investment in real estate, net	527,355	481,341
Investment in unconsolidated entities	23,093	21,052
Cash and cash equivalents	22,201	10,735
Restricted cash	3,644	2,495
Student receivables, net	998	1,259
Cost and earnings in excess of construction billings	16,274	10,556
Other assets, net	10,642	12,819
Total assets	$604,207	$540,257

Liabilities and equity
Liabilities:
Mortgage notes payable	$198,876	$186,914
Line of credit and other debt	82,975	82,052
Accounts payable and accrued expenses	38,579	30,650
Construction billings in excess of cost and earnings	179	165
Other liabilities	8,765	9,341
Total liabilities	329,374	309,122
Equity:
Preferred stock	$23	$0
Common stock	311	307
Additional common and preferred paid-in capital	304,257	248,599
Accumulated deficit and distributions	(33,666)	(21,410)
Accumulated other comprehensive loss	(267)	(387)
Total stockholders' equity	270,658	227,109
Noncontrolling interests	4,175	4,026
Total equity	274,833	231,135
Total liabilities and equity	$604,207	$540,257

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012[1]	2011	$ Change	2012[1]	2011	$ Change

Revenues:
Student housing rental	$17,854	$13,019	$4,835	$35,712	$26,171	$9,541
Student housing services	732	538	194	1,495	976	519
Development, construction and management services	16,803	11,333	5,470	31,059	21,617	9,442
Total revenues	35,389	24,890	10,499	68,266	48,764	19,502
Operating expenses:
Student housing operations	8,930	6,325	2,605	17,508	12,765	4,743
Development, construction and management services	15,427	10,611	4,816	28,885	19,836	9,049
General and administrative	2,219	1,722	497	4,545	3,670	875
Ground leases	56	52	4	108	104	4
Depreciation and amortization	5,874	5,209	665	11,730	10,366	1,364
Total operating expenses	32,506	23,919	8,587	62,776	46,741	16,035
Equity in earnings (loss) of unconsolidated entities	102	(284)	386	198	(526)	724
Operating income	2,985	687	2,298	5,688	1,497	4,191
Nonoperating income (expense):
Interest expense[2]	(2,201)	(1,360)	(841)	(5,774)	(2,735)	(3,039)
Change in fair value of interest rate derivatives	(55)	141	(196)	(104)	337	(441)
Other income (expense)	(76)	(2)	(74)	(74)	44	(118)
Total nonoperating expense, net	(2,332)	(1,221)	(1,111)	(5,952)	(2,354)	(3,598)
Net income (loss) before income tax expense	653	(534)	1,187	(264)	(857)	593
Income tax expense	(193)	(107)	(86)	(256)	(258)	2
Net income (loss)	460	(641)	1,101	(520)	(1,115)	595
Net (income) loss attributable to noncontrolling interests	14	3	11	23	5	18
Dividends on preferred stock	(1,150)	-	(1,150)	(1,814)	-	(1,814)
Net income (loss) attributable to common stockholders	($676)	($638)	($38)	($2,311)	($1,110)	($1,201)

Net income (loss) per share attributable to common stockholders:
Basic and diluted	($0.02)	($0.02)		($0.07)	($0.04)
Weighted average common shares outstanding:
Basic and diluted	31,084	30,721		31,004	30,712

1 Includes consolidated results from the operations at The Grove at Huntsville and The Grove at Statesboro, which were included in equity in earnings (loss) of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest on December 29, 2011.

2 Includes an approximate $960 non-cash charge for the six months ended June 30, 2012 related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS ("FFO") and NET OPERATING INCOME ("NOI") (unaudited)

(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012[1]	2011	$ Change	2012[1]	2011	$ Change

Net income (loss) attributable to common stockholders	$(676)	$(638)	$(38)	$(2,311)	$(1,110)	$(1,201)
Net income (loss) attributable to noncontrolling interests	(14)	(3)	(11)	(23)	(5)	(18)
Real estate related depreciation and amortization	5,804	5,148	656	11,593	10,245	1,348
Real estate related depreciation and amortization -
unconsolidated entities	495	637	(142)	988	1,159	(171)
FFO available to common shares and OP units[2]	$5,609	$5,144	$465	$10,247	$10,289	($42)
Elimination of change in fair value of interest rate derivatives[3]	-	(141)	141	-	(337)	337
Elimination of non-cash charge from the write-off of
unamortized deferred financing fees	-	-	-	960	-	960
Funds from operations adjusted (FFOA) available to common
shares and OP units	$5,609	$5,003	$606	$11,207	$9,952	$1,255

FFO per share - diluted[2]	$0.18	$0.17	$0.01	$0.33	$0.33	$0.00
FFOA per share - diluted	$0.18	$0.16	$0.02	$0.36	$0.32	$0.04
Weighted average common shares and OP units outstanding - diluted	31,519	31,157		31,439	31,148

	Three Months Ended June 30,		Six Months Ended June 30,
	2012[1]	2011	2012[1]	2011

Net income (loss) attributable to common stockholders	$(676)	$(638)	$(2,311)	$(1,110)
Net income (loss) attributable to noncontrolling interests	(14)	(3)	(23)	(5)
Preferred stock dividends	1,150	-	1,814	-
Income tax expense	193	107	256	258
Other income (expense)	76	2	74	(44)
Change in fair value of interest rate derivatives[3]	55	(141)	104	(337)
Interest expense	2,201	1,360	5,774	2,735
Equity in earnings (loss) of unconsolidated entities	(102)	284	(198)	526
Depreciation and amortization	5,874	5,209	11,730	10,366
Ground lease expense	56	52	108	104
General and administrative expense	2,219	1,722	4,545	3,670
Development, construction and management services expenses	15,427	10,611	28,885	19,836
Development, construction and management services revenues	(16,803)	(11,333)	(31,059)	(21,617)
Total NOI	$9,656	$7,232	$19,699	$14,382
Same store properties NOI	7,403	7,232	15,157	14,382
New properties NOI	2,253	-	4,542	-

1 Includes consolidated results from the operations at The Grove at Huntsville and The Grove at Statesboro, which were included in equity in earnings (loss) of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest on December 29, 2011.

2 Includes an approximate $960 non-cash charge for the six months ended June 30, 2012 related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

3 Includes only the non-cash portion of the change in the fair value of unhedged derivatives.

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the change in fair value of interest rate derivatives and non-cash charges from the write-off of unamortized deferred financing fees. Excluding these two items adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back to net income (loss) the following expenses or charges: income tax expense, interest expense, equity in earnings (loss) of unconsolidated entities, preferred stock dividends, depreciation and amortization, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss), adjusted for add backs of expenses or charges: other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net loss (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net loss (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.